FORBEARANCE AND WORKOUT AGREEMENT #6

This Forbearance and Workout Agreement #6 ("**Agreement**") is made and entered into as of this 28th day of October 2011 ("**Effective Date**"), by and between: (i) PALM FINANCE CORPORATION, a California corporation ("**Lender**"); (ii) NEW MOON PICTURES, LLC, a Louisiana limited liability company ("**New Moon Pictures, LLC**"); (iii) POOL BOY THE MOVIE, LLC, a Louisiana limited liability company ("**Pool Boy the Movie, LLC**"); (iv) AUTOPSY, LLC, a Louisiana limited liability company ("**Autopsy, LLC**"); (v) SEVEN ARTS PICTURES, PLC, a company incorporated under the laws of England and Wales (registered 4276617) whose registered office is at 38 Hertford Street, London, UK W1J7SG ("**Seven Arts Pictures, plc**"); (vi) SEVEN ARTS PICTURES, INC., a Nevada corporation ("**Seven Arts Pictures, Inc.**"); (vii) SEVEN ARTS ENTERTAINMENT, INC., a Nevada corporation ("**SAE**"); (viii) SEVEN ARTS FILMED ENTERTAINMENT LIMITED, a company incorporated under the laws of England and Wales (registered number 05160597) whose registered office is at 38 Hertford Street, London, UK W1J7SG ("**Seven Arts Filmed Entertainment Limited**"); (ix) SEVEN ARTS PRODUCTION SERVICES LIMITED, a company incorporated under the laws of England and Wales (registered number 5345534) whose registered office is at 38 Hertford Street, London, UK W1J7SG ("**Seven Arts Production Services, Limited**"); (x) SEVEN ARTS PICTURES LOUISIANA, LLC, a Louisiana limited liability company ("**SAPL**"); (xi) PETER M. HOFFMAN, an individual ("**Hoffman**"); and (xii) 807 ESPLANADE AVENUE MT, LLC, a Louisiana limited liability company ("**Esplanade**") (all of the parties to this Agreement except Lender are jointly referred to in this Agreement as the "**Borrowing Parties**"); with reference to the following:

RECITALS

The following provisions form the basis for, and are hereby made part of, this Agreement:

A. Lender and New Moon Pictures, LLC, Pool Boy the Movie, LLC and Autopsy, LLC (collectively "**Autopsy Borrowers**") are parties to a Loan Agreement dated as of May 7, 2007 pursuant to which Lender agreed to make a loan to Autopsy Borrowers in the maximum principal amount of $5,500,000 ("**Autopsy Loan**") in connection with the production of two feature films currently entitled "American Summer" [formerly known as "Pool Boy"] and "Mercy" [sometimes referred to as "Autopsy"] (collectively "**Autopsy Films**"). The Autopsy Loan is evidenced by the Loan Agreement, Secured Promissory Note, Security Agreement, two Mortgages of Copyrights, Assignment of Collateral Agreement, Laboratory Pledgeholder Agreement, and Subordination Agreements between Lender and Voodoo Production Services, LLC and Parallel Media, LLC (collectively "**Autopsy Loan Documents**"). Capitalized terms not otherwise defined are used herein as defined in the Autopsy Loan Documents.

B. Pursuant to three separate Continuing Guaranties dated as of May 7, 2007, ("**Autopsy Continuing Guaranties**") executed by (i) Seven Arts Pictures, Inc., (ii) Seven Arts Pictures, PLC, and (iii) Seven Arts International (collectively "**Autopsy Guarantors**"), and a Continuing Guaranty dated as of January 9, 2009 ("**Hoffman Guaranty**") executed by Hoffman, each of which were executed for the benefit of Lender, Autopsy Guarantors and Hoffman have guaranteed repayment of the Autopsy Loan.

C. Autopsy Borrowers, Autopsy Guarantors and Hoffman acknowledge that the Loan matured on November 7, 2008 ("**Autopsy Repayment Date**") and the Autopsy Borrowers have failed to pay the amounts due and owing pursuant to the Autopsy Loan Documents as hereinafter set forth in this Agreement. The failure to make full payment on or before the Autopsy Repayment Date constitutes an Event of Default under the terms of the Loan Documents. As a result, the Autopsy Loan has and will bear interest at the default interest rate of 18% per annum in accordance with Section 4(b) of the Autopsy Loan Agreement until all amounts owed to Lender pursuant to the Autopsy Loan Documents have been paid in full.

D. Lender and Gone to Hell Limited ("**9MD Borrower**") are parties to a Loan Agreement dated as of December 17, 2007 pursuant to which Lender agreed to make a loan to 9MD Borrower in the maximum principal amount of $4,000,000 ("**9MD Loan**") in connection with the production of a feature film currently entitled "Nine Miles Down" ("**9MD Film**"). The Loan is evidenced by the Loan Agreement, Promissory Note, Security Agreement, Mortgage of Copyright, Charge, Guaranty, Subordination Agreements, and Laboratory Pledgeholder Agreements ("**9MD Loan Documents**"). Capitalized terms not otherwise defined are used herein as defined in the 9MD Loan Documents.

E. Pursuant to four separate Continuing Guaranties dated as of December 17, 2007, ("**9MD Continuing Guaranties**") executed by (i) Seven Arts Production Services Limited; (ii) Seven Arts Filmed Entertainment Limited; (iii) Seven Arts Pictures, plc; and (iv) Seven Arts Pictures, Inc. (collectively "**9MD Guarantors**"), and the Hoffman Guaranty, each of which were executed for the benefit of Lender, 9MD Guarantors and Hoffman have guaranteed repayment of the 9MD Loan.

F. On or about February 15, 2008, the Autopsy Borrowers entered into the First Amendment to Loan Agreement pursuant to which Lender agreed to loan an additional $150,000 to complete the Autopsy Films.

G. On March 31, 2009, Lender and Borrowing Parties, except SAPL, entered into the Forbearance and Workout Agreement ("**Forbearance Agreement #1**).

H. On October 23, 2009, Lender and Borrowing Parties entered into Forbearance and Workout Agreement #2 ("**Forbearance Agreement #2**).

I. On January 20, 2010, Lender and Borrowing Parties entered into Forbearance and Workout Agreement #3 ("**Forbearance Agreement #3**).

J. On March 31, 2010, Lender and Borrowing Parties entered into Forbearance and Workout Agreement #4 ("**Forbearance Agreement #4**").

K. On November 24, 2010, Lender and Borrowing Parties entered into Forbearance and Workout Agreement #5 ("**Forbearance Agreement #5**").

L. On November 24, 2010, Lender entered into an Assignment Agreement and other agreements with Advantage Capital Community Development Fund, L.L.C., a Louisiana limited liability company, ("**AdCap**") pursuant to which AdCap is assigning all of this right, title and interest in that certain loan made to SAPL ("**AdCap Loan**") pursuant to the Credit Agreement

between SAPL, as Debtor, and AdCap, as Lender, dated October 11, 2007 (**"Credit Agreement"**) and all other documents associated with the Credit Agreement (**"AdCap Loan Documents"**).

M. On or about June 11, 2010, SAE and Seven Arts Pictures, plc, entered into an Asset Transfer Agreement pursuant to which assets owned by Seven Arts Pictures, plc, were to be assigned to SAE, which was subsequently modified by the Amendment to Transfer Agreement dated January 27, 2011 and the Second Amendment to Transfer Agreement dated August 31, 2011 (collectively **"Asset Transfer Agreement"**). Pursuant to the Asset Transfer Agreement, SAE agreed in writing to be liable for the Autopsy Loan and the 9MD Loan.

N. On September 21, 2011, New Moon Pictures, LLC, Pool Boy the Movie, LLC, Autopsy, LLC, Seven Arts Pictures, Inc. and Lender entered into the Second Amendment to Loan Agreement pursuant to which Lender made an additional advance of $250,000 for the purpose of paying monies advanced in connection with the USA theatrical release of one of the Autopsy Films.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, Lender and the Borrowing Parties agree as follows:

1. **Reduction in Obligations of Seven Arts Filmed Entertainment Limited and SAE.** The balance of the Autopsy Loan guarantied by Seven Arts Filmed Entertainment Limited and SAE will be reduced by the amount $2,923,612.30 as of June 30, 2011. As a result of that reduction, the balance of the Autopsy Loan guarantied by Seven Arts Filmed Entertainment Limited and SAE as of June 30, 2011 will be the amount of $4,950,000.00. The balance of the 9MD Loan guarantied by Seven Arts Filmed Entertainment Limited and SAE will be reduced by the amount $1,919,238.30, as of June 30, 2011. As a result of that reduction the balance of the 9MD Loan guarantied by Seven Arts Filmed Entertainment Limited and SAE as of June 30, 2011 will be the amount of $3,180,879.07. The reductions in obligations described in this paragraph shall only apply to the amounts guaranteed by Seven Arts Filmed Entertainment Limited and SAE and shall not reduce or otherwise modify the obligations of any other party to this Agreement. Seven Arts Filmed Entertainment Limited and SAE shall enter into a form of Guaranty acceptable to Lender pursuant to which those entities shall jointly and severally guaranty the repayment of Autopsy Loan and the 9MD Loan consistent with the terms of this paragraph.

2. **Reaffirmation of Loan Documents and Loan Balance; Waiver of Defenses.** In consideration of Lender's agreement hereunder, each of the Borrowing Parties to this Agreement hereby agrees, acknowledges and reaffirms as follows:

a) As October 28, 2011, the outstanding balance of the Autopsy Loan is $7,468,963.05, consisting of $5,267,500.00 in principal, $2,198,454.75 in accrued interest and $3,008.30 in other costs. Pursuant to the Autopsy Loan Documents, interest continues to accrue on the balance owed at the default interest rate of 18% per annum in

accordance with Section 4(b) of the Autopsy Loan Agreement until all amounts owed to Lender pursuant to the Autopsy Loan Documents have been paid in full.

b) As October 28, 2010, the outstanding balance of the 9MD Loan is $3,394,338.05 consisting of $3,239,389.69 in principal, $151,940.06 in accrued interest and $3,008.30 in fees and costs to be reimbursed to Lender. Pursuant to the 9MD Loan Documents, interest continues to accrue on the balance owed at the default interest rate of 18% per annum in accordance with Section 4(b) of the 9MD Loan Agreement until all amounts owed to Lender pursuant to the 9MD Loan Documents have been paid in full.

c) The Autopsy Loan Documents constitute valid and legally binding obligations of the Autopsy Borrowers and each of the Autopsy Loan Documents are enforceable against each of the Autopsy Borrowers in accordance with their terms at law and equity.

d) The Autopsy Guaranties constitute valid and legally binding obligations of the Autopsy Guarantors and each of the Autopsy Guaranties are enforceable against each of Autopsy Guarantors in accordance with their terms at law and equity.

e) The Hoffman Guaranty constitutes a valid and legally binding obligation of Hoffman, and the Hoffman Guaranty is enforceable against Hoffman in accordance with its terms at law and equity.

f) The 9MD Loan Documents constitute valid and legally binding obligations of the 9MD Borrower and each of the 9MD Loan Documents are enforceable against the 9MD Borrower in accordance with their terms at law and equity.

g) The 9MD Guaranties constitute valid and legally binding obligations of the 9MD Guarantors and each of the 9MD Guaranties are enforceable against each of 9MD Guarantors in accordance with their terms at law and equity.

h) Each of the Autopsy Borrowers, the 9MD Borrower, the Autopsy Guarantors, the 9MD Guarantors and Hoffman acknowledge and admit that they have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender with respect to the Autopsy Loan Documents and the 9MD Loan Documents or any other agreement executed by any of them to which the Lender is a party. Each of them, jointly and individually, hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action existing as of the date of this Agreement that they may have against Lender.

i) The Autopsy Loan Documents, the 9MD Loan Documents, the Autopsy Guaranties, the 9MD Guaranties and the Hoffman Guaranty shall continue in full force and effect, and each of the Parties to this Agreement hereby ratifies and confirms the validity and effectiveness of each of those documents to which it is a party.

j) Each of the Borrowing Parties acknowledges and agrees that the AdCap Loan Documents are enforceable in accordance with their express terms and admit that that they have no defenses, setoffs, claims, counterclaims or causes of action of any kind

or nature whatsoever against AdCap with respect to the AdCap Loan Documents. Furthermore, each of the Borrowing Parties expressly agrees that the AdCap Loan Documents shall continue in full force and effect and ratifies and confirms the validity and effectiveness of the AdCap Loan Documents.

k) As October 28, 2011, the outstanding balance of the AdCap Loan is $4,649,233.87, consisting of $3,700,000.00 in principal, $947,828.87 in accrued interest and $1,405.00 in costs. Pursuant to the AdCap Loan Documents, interest continues to accrue on the balance owed at the default interest rate of 8.25% per annum until all amounts owed pursuant to the AdCap Loan Documents have been paid in full.

3. **Conditions to Forbearance.** The obligation of Lender to forbear pursuant to this Agreement is expressly made conditional upon the following:

a) Borrowing Parties shall continue to direct payment of all revenues generated from the collateral for the Autopsy Loan and the 9MD Loan to Lender in accordance with the Autopsy Loan Documents and the 9MD Loan Documents until those loans have been paid in full. If Borrowing Parties receive any revenues directly, then the Borrowing Party receiving those revenues shall within twenty-four hours pay 100% of the amount received to the City National Bank escrow account set up to receive the proceeds from the Autopsy Films and the 9MD Film.

b) Hoffman has previously granted a priority security interest in 100% of his shares of stock in Seven Arts Pictures, plc that are not currently encumbered, pledged or subject to a lien. The total number of shares of stock in Seven Arts Pictures, plc as to which Hoffman was required to grant a priority security interest was at least 300,000 shares of such stock (**"PH Shares"**). That security interest remains in full force and effect. Hoffman shall immediately perform all actions requested by Lender to allow Lender to perfect its security interest in the full amount of PH Shares.

c) SAPL has previously executed a written continuing guaranty in a form acceptable to Lender granting a security interest in all federal and state tax credits available relating to the construction and operation of the real property located at 807 Esplanade Avenue, New Orleans, Louisiana, including Federal Historic Tax Credits, Louisiana State Historic Tax Credits, Louisiana State Film Infrastructure Tax Credits and New Market Credits (**"Esplanade Tax Credits"**). As of the Effective Date of this Agreement, SAPL's guaranty obligates SAPL to pay all amounts owed pursuant to the Autopsy Loan and the 9MD Loan.

e) SAPL has previously granted a mortgage in the real property located at 807 Esplanade Avenue, New Orleans, Louisiana (**"807 Esplanade Mortgage"**) to secure its obligations to Lender and a collateral assignment agreement of all of SAPL's rights to receive payments pursuant to any leases or other agreements relating to the real property located at 807 Esplanade Avenue, New Orleans, Louisiana (**"807 Esplanade Security Agreement"**). The 807 Esplanade Mortgage and the 807 Esplanade Security Agreement shall remain in full force and effect and the Borrowing Parties agree to execute any documents reasonably requested by Lender to maintain and effectuate the 807 Esplanade Mortgage and the 807 Esplanade Security Agreement.

f) New Moon Pictures, LLC has granted a security interest in its rights to receive payments related to the real property located at 807 Esplanade Avenue, New Orleans, Louisiana ("New Moon Security Agreement"). The New Moon Security Agreement shall remain in full force and effect and New Moon Pictures, LLC agrees to execute any documents reasonably requested by Lender to maintain and effectuate the New Moon Security Agreement.

g) Esplanade has entered into a guaranty and granted a security interest in its rights to receive payments related to the real property located at 807 Esplanade Avenue, New Orleans, Louisiana ("Esplanade Guaranty" and "Esplanade Security Agreement"). The Esplanade Guaranty and Esplanade Security Interest shall remain in full force and effect and Esplanade agrees to execute any documents reasonably requested by Lender to maintain and effectuate the Esplanade Guaranty and the Esplanade Security Agreement.

h) Borrowing Parties, including SAPL, will provide Lender with an accurate and detailed statement showing all other potential liabilities associated with the 807 Esplanade property by no later than ten days from the Effective Date of this Agreement.

i) Borrowing Parties will meet and confer with Lender and enter into a written agreement no later than ten (10) days from the Effective Date of this Agreement and thereafter at times reasonably requested by Lender regarding how the Borrowing Parties will proceed to attempt to maximize the revenue from the exploitation of the motion pictures *American Summer*, *Mercy* [formerly known as *Autopsy*] and *Nine Miles Down*. It is anticipated that any such agreement will require direction of payment letters and/or other documentation requested by Lender directing that all monies received from those motion pictures be paid directly to Lender.

j) Borrowing Parties will report to Lender by no later than five business days after each calendar month, in a form acceptable to Lender, setting forth the status of all collateral in which Lender has an interest and describing the outstanding liabilities owed by the Borrowing Parties, including the liabilities of SAPL.

k) Borrowing Parties will provide Lender with an updated and accurate financial statement for each of the Borrowing Parties, including SAPL and Peter Hoffman on a quarterly basis, starting with the period ending June 30, 2011, within ten business days after the end of each quarter, as long as any amounts remain owed to Lender.

l) The Borrowing Parties shall use their best efforts to cause the appropriate counterparties to enter into all agreements reasonably necessary to allow Lender's designee to utilize the Federal Historic Tax Credits associated with the real property located at 807 Esplanade Avenue, New Orleans, Louisiana, that have not been transferred prior to the Effective Date (which is currently estimated to be 35.07% of those Federal Historic Tax Credits), as directed by Lender. To the extent that Lender's designee is able to actually utilize those Federal Historic Tax Credits to reduce federal tax liability, the amount owed by the Borrowing Parties to Lender shall be reduced by the actual amount of tax liability reduction by Lender's designee from those Federal Historic Tax Credits. Upon receipt of full payment of all monies owed by Borrowing Parties to Lender, Lender shall cause all unused Federal Historic Tax Credits to be transferred to SAPL or its designee in a manner reasonably requested by SAPL.

m) Lender has entered into the Assignment Agreement with AdCap, in a form acceptable to Lender, pursuant to which AdCap assigns all of its right, title and interest in the AdCap Loan Documents to Lender.

n) SAPL has entered into a construction loan agreement ("Construction Loan Agreement") with Lender in a form acceptable to Lender to complete the construction work at the real property located at 807 Esplanade Avenue, New Orleans, Louisiana in a manner allowing SAPL to obtain a certificate of occupancy and to maximize the Esplanade Tax Credits.

o) Seven Arts Pictures, plc, is currently in the process of seeking to obtain the investment of monies from third parties from sources other than the Esplanade Tax Credits. Borrowing Parties shall within twenty-four hours notify Lender of the receipt of any monies raised by any of them from a third party from sources other than the Esplanade Tax Credits. Such notification shall be sent to Lender in writing, which may include an email, and shall include a detailed statement of the amount received and how much of that amount received by Borrowing Parties will be paid to Lender and the date that such payment will be made. Borrowing Parties shall provide Lender a monthly report in writing, which may include an email, describing the status of its efforts to raise such monies and the percentage of monies raised that will be used to pay Lender. In the event that Lender and Borrowing Parties do not agree otherwise, Borrowing Parties agree to pay Lender eighty (80%) of all monies actually raised from third parties from sources other than the Esplanade Tax Credits. All amounts paid pursuant to this section shall be applied first against amounts owed pursuant to the Autopsy Loan, then pursuant to the 9MD Loan and then as directed by Borrowing Parties to Lender in writing.

p) Lender is successful in purchasing the loan and mortgage in favor of Mark Seale for a price acceptable to Lender. Provided that Borrowing Parties comply with all other provisions of this Agreement, Lender will extend the date of maturity of that loan and mortgage until December 31, 2012.

q) Borrowing Parties shall make a payment in the amount of $2,500,000 by no later than June 30, 2011, which amount shall be applied first against the Autopsy Loan until that loan is paid in full, and then second against the 9MD Loan until that loan is paid in full, and then third against the AdCap Loan until that loan is paid in full. Such payment shall be in addition to any amounts paid from the Esplanade Tax Credits. It is understood that the amounts paid from any source other than the Esplanade Tax Credits may be applied against this payment and, to the extent amounts from sources other than the Esplanade Tax Credits have been paid, those excess amounts may be applied to the payments specified in t, u, and v in this Section 2.

r) Borrowing Parties shall make a payment in the amount of $2,500,000 by no later than June 30, 2012, which amount shall be applied first against the Autopsy Loan until that loan is paid in full, and then second against the 9MD Loan until that loan is paid in full, and then third against the AdCap Loan until that loan is paid in full. Such payment shall be in addition to any amounts paid from the Esplanade Tax Credits. It is understood that the amounts paid from any source other than the Esplanade Tax Credits may be applied against this payment and, to the extent amounts from sources other than the Esplanade Tax Credits have been paid, those excess amounts may be applied to the payments specified in u and v in this Section 2.

s) Borrowing Parties shall make a payment in the amount of $2,500,000 by no later than June 30, 2013, which amount shall be applied first against the Autopsy Loan until that loan is paid in full, and then second against the 9MD Loan until that loan is paid in full, and then third against the AdCap Loan until that loan is paid in full. Such payment shall be in addition to any amounts paid from the Esplanade Tax Credits. It is understood that the amounts paid from any source other than the Esplanade Tax Credits may be applied against this payment and, to the extent amounts from sources other than the Esplanade Tax Credits have been paid, those excess amounts may be applied to the payments specified in v in this Section 2.

t) Borrowing Parties shall make a payment in the amount of $2,500,000 by no later than June 30, 2014, which amount shall be applied first against the Autopsy Loan until that loan is paid in full, and then second against the 9MD Loan until that loan is paid in full, and then third against the AdCap Loan until that loan is paid in full. Such payment shall be in addition to any amounts paid from the Esplanade Tax Credits.

u) Borrowing Parties shall grant a security interest and mortgage of copyright in a form acceptable to Lender in all assets owned by Borrowing Parties in which Lender does not currently have such an interest.

v) Except as otherwise expressly modified by this Agreement, Borrowing Parties shall cause all amounts received from the Esplanade Tax Credits to be paid directly to Lender within 24 hours of receipt of the same by any of the Borrowing Parties. Upon receipt of those amounts, Lender shall be responsible for making the payments to AdCap for tax credits as specified in the Assignment Agreement. Borrowing Parties agree to execute any agreements reasonably requested by Lender to effectuate this provision and hereby grant Lender a power of attorney and agree to execute a form of power of attorney acceptable to Lender allowing Lender to cause the Esplanade Tax Credits to be paid directly to Lender. All payments shall be applied first against the Autopsy Loan until that loan is paid in full, and then second against the 9MD Loan until that loan is paid in full, and then third against the AdCap Loan until that loan is paid in full.

w) Borrowing Parties will grant a security interest and mortgage of copyright in a form acceptable to Lender in the following movies properties: (1) Neuromancer, (2) Romeo Spy and (3) Galahad.

x) The Deed of Trust, recorded in Los Angeles County, California on December 18, 2003 as Instrument No. 03 3736332, encumbering the real property located at 1643 Queens Road, Los Angeles, California ("Queens Road Property") shall remain in full force and effect and shall be security for the Hoffman Guaranty and all other guaranties from Hoffman regarding amounts owed to Lender ("Hoffman Guaranties"). In the event, that Deed of Trust has been reconveyed or otherwise is no longer an encumbrance against the Queens Road Property, Hoffman agrees to execute another Deed of Trust on Queens Road Property to secure payment of the Hoffman Guaranties in a form of Deed of Trust acceptable to Lender and to make any modifications or amendments to the Deed of Trust reasonably requested by Lender to perfect the Deed of Trust in favor of Lender.

y) Lender will be issued 750,000 common shares of stock in Seven Arts Pictures, plc. Borrowing Parties shall use their best efforts to cause the shares being issued in such a manner that they are freely traded in conformity with relevant securities and all other laws.

z) Seven Arts Pictures, Inc. shall enter into a Pledge and Security Agreement in a form acceptable to Lender to pledge and grant a security interest in Seven Arts Pictures, Inc.'s ownership interest in SAPL and SAE.

aa) SAPL shall enter into a form of Guaranty acceptable to Lender pursuant to which SAPL will guaranty the Autopsy Loan and the 9MD Loan.

bb) Each of the parties to this Agreement, shall enter into forms of security agreements and mortgages of copyright acceptable to Lender granting a security interest in each and every movie property in which each party has an interest.

cc) In the event that SAE or any of the other parties to this Agreement participate in arranging for the acquisition of any of the indebtedness of SAE, Lender shall have a right of first refusal to sell all or any portion of the Autopsy Loan and/or the 9MD Loan before any other indebtedness of SAE is acquired.

4. **Forbearance Period.** Subject in all respects to the terms and conditions of this Agreement:

a) Lender agrees to forbear from exercising its remedies under the Autopsy Loan Documents, the 9MD Loan Documents and the AdCap Loan Documents until the earlier of (i) December 31, 2011 ("Due Date"), except as modified by Section 3. b. below, or (ii) the date that a Forbearance Termination Event (as defined below) occurs (**"Forbearance Period"**); provided that nothing herein shall prevent or estop Lender from the exercise of its rights and remedies, legal or equitable, against any other party to this Agreement upon an Event of Default specified in the Autopsy Loan Documents or the 9MD Loan Documents or for any breach of this Agreement, other than with respect to an Event of Default actually known to Lender that may have occurred prior to the Effective Date of this Agreement.

b) The Due Date shall be extended until June 30, 2016, provided that the Borrowing Parties are not in material breach of this Agreement and there has been no material breach of the Construction Loan Agreement and Lender receives the following payments, in addition to all other payments described in Section 2 and throughout this Agreement:

1. Lender shall receive a payment equal to all net amounts received from the Esplanade Tax Credits on or before December 31, 2011, which amount shall not be less than $2,500,000.

2. Lender shall receive a payment equal to all net amounts received from the Esplanade Tax Credits on or before December 31, 2012, which amount shall not be less than $1,400,000.

3. Lender shall receive a payment equal to all net amounts received from the Esplanade Tax Credits on or before December 31, 2013, which amount shall not be less than $1,400,000.

4. Lender shall receive a payment equal to all net amounts from the Esplanade Tax Credits on or before December 31, 2014, which amount shall not be less than $1,400,000.

5. Lender shall receive a payment equal to all net amounts received from the Esplanade Tax Credits on or before December 31, 2015, which amount shall not be less than $1,400,000.

However, it is understood that the Due Date shall not be extended if the Esplanade Tax Credits specified above are not likely to be received in the minimum amounts specified in Section 3. b (1-5), of this Agreement.

c) The Borrowing Parties hereby expressly acknowledge and agree that the agreement of Lender to forbear hereunder shall not adversely affect or limit any right or remedy of Lender hereunder or under the Autopsy Loan Documents or the 9MD Loan Documents.

d) The Borrowing Parties hereby further expressly acknowledge and agree that Lender has no obligation to advance any additional funds pursuant to the Autopsy Loan Documents or the 9MD Loan Documents.

e) The Borrowing Parties hereby expressly agree that the relevant statute of limitations regarding Lender's claims based on the Autopsy Loan, the 9MD Loan and the AdCap Loan shall be tolled from the Effective Date of this Agreement until such time that Lender actually discovers that Borrowing Parties have materially breached any term of this Agreement and Lender sends Borrowing Parties a Notice of Default.

f) Lender shall have the right to declare a default under the Autopsy Loan Documents, 9MD Loan Documents and AdCap Loan Documents separately for each loan and may treat the other loans as not being in default by notifying Borrowing Parties in writing.

g) Lender agrees that it will not take any action to collect any amounts pursuant to the Capitalization Guaranty from Susan Hoffman, which it being assigned by AdCap to Lender pursuant to the Assignment Agreement, as long as there has been no material breach of the Construction Loan Agreement, provided that Susan Hoffman and Lender acknowledge that the relevant statute of limitations for any claims brought pursuant to the Capitalization Guaranty is tolled until there has been a material breach of the Construction Loan Agreement.

5. **Representations and Warranties.** Each of Borrowing Parties hereby represents and warrants as follows:

a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby: (i) have been duly authorized by all requisite actions; (ii) have been approved or consented to by all of its constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over any of the parties; (iv) do not and will not constitute a violation of, or default under, the governing instruments of any party or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to any Borrowing Party or any agreement to which any Borrowing Party may be a party.

b) Each Borrowing Party acknowledges and agrees that the liens and security interests granted to Lender pursuant to the Autopsy Loan Documents, the 9MD Loan Documents and the AdCap Loan Documents are, and shall continue to be, fully secured, duly perfected, first priority liens.

c) There are no any actions, suits, investigations or proceedings, pending or threatened, in any court or before any arbitrator or governmental authority that has a reasonable probability of materially adversely effecting any Borrowing Party and there are no transactions being contemplated by any Borrowing Party that may have a material adverse effect on any Borrowing Party's ability to perform its obligations under this Agreement.

d) The Borrowing Parties hereby warrant that, to the best of their knowledge, the representations set forth on Exhibit A to this Agreement are true and correct.

6. **Sharing of Esplanade Tax Credits.** Borrowing Parties agree that all amounts received for the Esplanade Tax Credits shall be paid to Lender until Lender has received $5,000,000 as of the Effective Date. Provided that the Borrowing Parties are not in default and that the Borrowing Parties have made all payments required by this Agreement and the Construction Loan Agreement, and Lender has received $5,000,000 in payments toward the obligations under the Autopsy Loan Documents, the 9MD Loan Documents or the AdCap Loan Documents, the entity designated by SAPL shall be allowed to receive fifteen percent (15%) of the Esplanade Tax Credits until such time as Lender has received $8,000,000 in payments toward the obligations under the Autopsy Loan Documents, the 9MD Loan Documents or the AdCap Loan Documents. Upon receipt of $8,000,000 by Lender toward the obligations under the Autopsy Loan Documents, the 9MD Loan Documents or the AdCap Loan Doucments, the entity designated by SAPL shall be allowed to receive twenty-five percent (25%) of the Esplanade Tax Credits. The amounts received from the Esplanade Tax Credits by the entity designated by SAPL pursuant to this Section 5 shall not be applied against the amounts owed to Lender.

7. **Forbearance Termination Events.** For purposes of this Agreement, each of the following shall constitute a **"Forbearance Termination Event:"**

a) The occurrence of any Event of Default under the Autopsy Loan Documents or the 9MD Loan Documents that has not been expressly waived by Lender pursuant to this Agreement.

b) Any representation or warranty of any of the Borrowing Parties under this Agreement shall be or become untrue, incomplete or inaccurate.

c) Any of the Borrowing Parties shall breach, default or fail to fully perform any other of their respective agreements, obligations and covenants under this Agreement, including, but not limited to, the failure to make any payment required pursuant to this Agreement.

d) A petition by or against any party to this Agreement is filed pursuant to the U.S. Bankruptcy Code, Title 11, United States Code, or any similar statute under applicable state, federal law or any law in the United Kingdom for purposes of the insolvency, the dissolution or the winding up of the affairs of any Borrowing Party to this Agreement.

e) SAPL is in breach of the Construction Loan Agreement.

f) Borrowing Parties have failed to meet any of the conditions specified in Section 2 of this Agreement.

8. Consequences of a Forbearance Termination Event. In addition to any rights or remedies of Lender under any of the Autopsy Loan Documents, the 9MD Loan Documents, and/or the AdCap Loan Documents, upon the occurrence of a Forbearance Termination Event, the obligation of Lender to forbear pursuant to this Agreement shall immediately and automatically terminate and all amounts owed pursuant to the Autopsy Loan Documents, the 9MD Loan Documents and the AdCap Loan Documents shall become immediately due and payable unless Lender elects to declare that any of those loans are not in default.

9. Loan Obligation Reduction. Lender agrees that the total amount due and payable to Lender by Borrowing Parties pursuant to this Agreement, the Autopsy Loan Documents, the 9MD Loan Documents and the AdCap Loan Documents shall be deemed fully satisfied provided that Borrowing Parties pay to Lender an amount equal to the total of the following: (a) all principal, interest, and fees and costs due pursuant to the Autopsy Loan Documents, (b) all principal, interest, and fees and costs due pursuant to the 9MD Loan, (c) the full amount due pursuant to the Construction Loan Agreement, (d) the principal amount of $2,643,351.04, plus accrued interest at the rate of 15% per annum on that principal amount since November 24, 2010, (e) the amount paid by Lender to purchase the loan and mortgage in favor of Mark Seale, plus accrued interest at the rate of 15% per annum on that amount and (f) all attorney fees and costs payable pursuant to this Agreement. It is understood that Lender has agreed to pay AdCap certain amounts to purchase the AdCap Loan Documents, including Lender's promise to pay AdCap one-third of all Esplanade Tax Credit payments received by Lender until AdCap has been paid $750,000 of the Esplanade Tax Credit and that none of the Esplanade Tax Credit payments paid by Lender to AdCap shall reduce any of the loan amounts owed by the Borrowing Parties to Lender.

10. Due Diligence and Document Preparation Fee. Borrowing Parties agree to reimburse Lender for all attorney fees incurred in the completion of due diligence and the preparation of this Agreement, which amount shall be added to the amount owed pursuant to the

Autopsy Loan Documents immediately upon commencement of the Forbearance Period. The amount of such attorney fees pursuant to this provision shall not exceed $40,000.

11. **Further Documentation.** The Borrowing Parties to this Agreement shall execute and deliver any and all documents, instruments or agreements that Lender deems appropriate in order to reflect the terms and conditions of this Agreement. Such documents, instruments and agreements shall include all letters of direction of payment and other similar documents for the purpose of facilitating collection of all amounts owed by Borrowing Parties to Lender.

12. **No Waivers.** The terms and conditions of this Agreement do not, except as specifically provided for herein, alter, waive or amend the provisions of the Autopsy Loan Documents, the 9MD Loan Documents, or the AdCap Loan Documents and shall not constitute a waiver of any rights or remedies of Lender under those agreements at law or in equity. No delay or failure of Lender to exercise any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any right or remedy hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance of Lender contrary to the provisions hereof or of any of the Autopsy Loan Documents, the 9MD Loan Documents or the AdCap Loan Documents shall be construed to constitute a waiver of any of the provisions of those agreements.

13. **Release.** CALIFORNIA CIVIL CODE § 1542: The parties acknowledge that they have been advised by legal counsel, and that they are familiar with and specifically waive the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

14. **Notice:** All notices and other communications hereunder shall be given to the parties hereto at the following addresses:

To Lender:	Palm Finance Corporation Attn: Dennis Lautzenheiser 233 Wilshire Blvd., Suite 200 Santa Monica, California 90401 amfc233@amarkfinancial.com
With copies to:	John F. Kurtz, Jr. Hawley Troxell Ennis & Hawley LLP 877 Main Street, Suite 1000 P.O. Box 1617 Boise, Idaho 83701-1617 jkurtz@hawleytroxell.com
	Steven C. Markoff A-Mark Financial Corporation

233 Wilshire Blvd., Suite 200
Santa Monica, California 90401
scmarkoff@aol.com

To Borrowing Parties: Peter Hoffman
Kate Hoffman
Seven Arts Pictures, Inc.
6121 Sunset Blvd., Suite 512
Los Angeles, California 90028
PHOFFMAN@7artspictures.com
KHOFFMAN@7artspictures.com

All such notices, requests, demands and communications made in connection with the terms and provisions hereof shall be deemed to have been given or made on the day on which delivered or, if sent by registered or certified mail, postage prepaid and addressed as specified in this Section, on the third business day after the day on which it was mailed.

15. **Governing Law and Venue.** This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of California that are applied to contracts entered into and to be performed in that State. The Borrowing Parties to this Agreement acknowledge and agree that the venue of any action brought with regard to this Agreement, the Autopsy Loan Documents and the 9MD Loan Documents shall be exclusively within the County of Los Angeles, State of California and that each Borrowing Party submits to the jurisdiction of the state and federal courts therein.

16. **No Third Party Beneficiaries.** This Agreement is made and entered into solely for the benefit of the Borrowing Parties and Lender. Nothing contained in this Agreement shall in any way affect Lender's rights with respect to any person or entity not a Borrowing Party to this Agreement.

17. **Successors and Assigns.** The rights of Lender hereunder shall inure to the benefit of its successors, participants and assigns and be binding upon the other parties to this Agreement as well as their respective successors and assigns. None of Borrowing Parties to this Agreement may assign any interest under this Agreement without the prior written consent of Lender, which may be withheld in its sole discretion.

18. **Further Representations by Hoffman and SAPL and Reliance by Lender.** Lender has entered into this Agreement in reliance on the following representations made by Hoffman and SAPL, which Hoffman and SAPL hereby represent are true and accurate:

a) SAPL has already expended $9,000,000 in historic rehabilitation expenditures and $13,000,000 in film infrastructure payments that provide the basis for the Esplanade Tax Credits described in Section 2. f. of this Agreement and all of those expenses are ready for submission to the auditors.

b) The total amount of the Esplanade Tax Credits generated from the amounts expended in historic rehabilitation and film infrastructure payments will be no less than $8,000,000.

c) The Esplanade Tax Credits will become available for use upon certification by the State of Louisiana and certification by the Department of Interior.

19. **Integration.** This Agreement is intended by the Borrowing Parties and Lender to be the final expression of their agreement with respect to the matters included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The Borrowing Parties and Lender intend that this Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced at any judicial proceeding regarding this Agreement.

20. **Amendments.** No modification, waiver, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment or discharge is sought.

21. **Counterparts.** This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or eye-readable electronic transmission with the intent that it or they will constitute an original counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date of this Agreement.

NEW MOON PICTURES, LLC, a Louisiana limited liability company

By: ______________________
Name: Peter Hoffman
Title: Managing Member-CEO ~~Seven Arts Pictures, Inc.~~

POOL BOY THE MOVIE, LLC, a Louisiana limited liability company

By: ______________________
Name: Peter Hoffman
Title: Managing Member-CEO

SEVEN ARTS PICTURES, PLC, a company incorporated under the laws of England and Wales (registered 4276617), acting by its director

By: ______________________
Name: Peter Hoffman
Director

807 ESPLANADE AVENUE MT, LLC, a Louisiana limited liability company

By: ______________________
Name: Peter Hoffman
Title: Managing Member CEO

By: [signature]
Name: Pete Hoffman
Director

AUTOPSY, LLC, a Louisiana limited liability company

By: ____________________
Name: Peter Hoffman
Title: Managing Member CEO

SEVEN ARTS PICTURES, INC., a Nevada corporation

By: ____________________
Name: Peter Hoffman
Title: CEO

SEVEN ARTS FILMED ENTERTAINMENT LIMITED, a company incorporated under the laws of England and Wales (registered number 05160597), acting by its director

By: ____________________
Name: Kate Hoffman
Director

SEVEN ARTS PRODUCTION SERVICES LIMITED, a company incorporated under the laws of England and Wales (registered number 5345534), acting by its director

By: ____________________
Name: Kate Hoffman
Director

SEVEN ARTS PICTURES LOUISIANA, LLC, a Louisiana limited liability company

By: Peter Hoffman
Its: President

SEVEN ARTS PICTURES LOUISIANA, LLC, a Louisiana limited liability company

By: **SEVEN ARTS PICTURES, INC.**, a Nevada corporation
Its: Managing Member

By: Peter Hoffman
Its: President

SEVEN ARTS ENTERTAINMENT, INC.
a Nevada corporation
Its: Managing Member

By: Peter Hoffman
Its: CEO

PETER M. HOFFMAN

Peter M. Hoffman

PALM FINANCE CORPORATION

By: ______________________________
Name: Dennis Lautzenheiser
Title: Controller

EXHIBIT A

1. The cash value of the Louisiana Film Infrastructure Credits (which are included in the Esplanade Tax Credits is $3.85 million.

2. The federal and state tax credits relating to the Qualified Rehabilitative Expenditures (referred to as the "Historic Tax Credits" in the Agreement) related to the 807 Esplanade Avenue Film Production Facility, (which is referred to in Section 2. g. of this Agreement), have the following values: (1) State of Louisiana - $1,883,250 and (2) Federal - $2,297,100. The Historic Tax Credits are conditioned upon obtaining a Certificate of Occupancy for the 807 Esplanade Avenue Film Production Facility. The estimated cost to obtain that Certificate of Occupancy is $500,000 to $1.0 million.

3. In addition to the Film Tax Credits and Historic Tax Credits, there are additional "New Market Credits" that have an estimated value of $1,960,000 after full payment of the lien in favor of Advantage Capital against the 807 Esplanade Avenue Film Production Facility in the amount of approximately $3.7 million.